UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 22, 2004

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive, Suite 110

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 552-2200

TABLE OF CONTENTS

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

SIGNATURE

ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On May 20, 2004, the Company sent a Sarbanes-Oxley 401(k) Plan Change Blackout Notice to its executive officers and directors informing them that a blackout period under the Company’s 401(k) Plan (the “Plan”) shall begin on June 25, 2004 and continue through July 28, 2004, in connection with a change in the administrator of the Plan.

The administrator of the Plan has informed the Company that the end date of the blackout period will now be July 22, 2004.  The change in the end date of the blackout period is a result of the administrator completing the transition sooner than originally anticipated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Date July 22, 2004	By:	/S/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President and General Counsel